UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 23, 2007

COMSYS IT PARTNERS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27792	56-1930691
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File No.)	Identification Number)
4400 Post Oak Parkway, Suite 1800
Houston, Texas 77027
(Address of Principal Executive Offices)
(713) 386-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On May 23, 2007, the Compensation Committee of the Board of Directors (the “Committee”) approved amended and restated employment agreements with our Chief Operating Officer, Michael H. Barker, and our Senior Vice President—Corporate Development, David L. Kerr. These agreements will become effective on June 1, 2007, and are substantially identical in form to those that we have in place with our other executive officers. The employment agreements provide for annual base salaries of not less than $350,000 and $291,687 for Mr. Barker and Mr. Kerr, respectively, which may be increased as determined by the Committee. Both Mr. Barker and Mr. Kerr are eligible to participate in the executive incentive bonus plan. Under the incentive bonus plan, Mr. Barker and Mr. Kerr are each eligible for an annual bonus, ranging from 50% to 200% of their target bonus (which is expressed as a percentage of their respective annual base salaries), also referred to as the bonus potential, based upon the achievement of certain EBITDA targets established by the Committee. The 2007 EBITDA target was set earlier this year for all of our executive officers and has not changed. Mr. Barker and Mr. Kerr will not earn any incentive unless a minimum of 90% of the 2007 EBITDA target is achieved.
          The initial term of each employment agreement commences on June 1, 2007, and will continue to December 31, 2008, subject to automatic extensions for a one-year period at the end of each year of the term, unless such agreement is terminated in accordance with its terms. In the event that (i) we do not renew an employment agreement, (ii) the executive is terminated other than for cause (as defined in the employment agreement), (iii) the executive resigns for good reason (as defined in the employment agreement), or (iv) the executive’s employment is terminated due to death or disability, the executive will receive severance equal to 150% of his annual base salary, plus an amount equal to the average bonus earned for the two years prior to the executive’s termination, payable in a lump sum or, in certain circumstances, over a 24-month period. The executive would also be entitled to receive continued insurance and benefits for a 24-month period following such a termination. In the event that the executive is terminated in connection with a change of control of our company during the time periods specified in the executive’s employment agreement, the executive will be entitled to receive a special severance benefit equal to 50% of his base salary, in addition to all other benefits that would otherwise be provided to the executive upon termination without cause. All awards of unvested equity granted under the Company’s equity incentive plans will automatically become fully vested upon a change of control. Each agreement includes restrictions on competition and solicitation of our employees, in each instance for a period of two years following termination of the executive’s employment.
          The Committee also approved the following items to be effective June 1, 2007:
1.	2007 base salaries of $500,000; $350,000; $303,883; $291,687; and $276,723 for Larry L. Enterline, Michael H. Barker, Joseph C. Tusa, Jr., David L. Kerr and Ken R. Bramlett, Jr., respectively. Mr. Barker’s salary represents a 7% market adjustment from his prior year salary, and the salaries for Messrs. Tusa, Kerr and Bramlett reflect 2.5% increases over the prior year. Mr. Enterline’s salary did not change from 2006.

2.	2007 bonus potential targets of 75%, 60%, 50%, 50% and 50% of base salaries for Messrs. Enterline, Barker, Tusa, Kerr and Bramlett, respectively. These targets reflect increases in the target percentages for Messrs. Enterline and Barker, which were set at 50% for each of these executives for 2006.

3.	Equity grants of 55,000; 32,500; 13,500; 13,500; and 13,500 restricted shares for Messrs. Enterline, Barker, Tusa, Kerr and Bramlett, respectively. The date of grant will be June 1, 2007. Half of these shares will vest in equal annual installments over three years. The remaining shares will performance vest at the end of the three-year period based on the Company’s earnings per share (“EPS”) growth as against the BMO staffing stock index during the three-year period. The performance shares will fully vest if the Company’s EPS growth is in the top 25% of the index. The performance shares will vest 50% or 25% if the Company’s EPS growth is in the second 25% or third 25% of the index, respectively. No shares will vest if the Company’s EPS growth is in the bottom 25% of the index. The vesting percentages will be prorated within individual tiers, except that no shares will vest for EPS growth in the bottom tier.

4.	A modification agreement with Mr. Barker effective June 1, 2007, amending the vesting schedule for a portion of Mr. Barker’s 100,000 share stock option award dated October 1, 2004. The Committee determined that the performance targets for the 49,990 shares that were originally scheduled to vest over three years would not be met. Therefore, these shares were rescheduled to vest as follows: two-thirds of these shares will now vest in substantially equal annual installments over the three-year period ending January 1, 2010, and one-third will vest over the same three-year period based on the attainment of new performance vesting targets. The purpose of these modifications was to retain the services of the executive and provide an incentive for the executive to contribute to our long-term success after October 1, 2007, when the initial three-year vesting schedule for these options expires. All other terms of the original award remained unchanged.
Item 8.01. Other Events.
Submission of Matters to a Vote of Security Holders
          The Company’s 2007 Annual Meeting of Stockholders was held on May 23, 2007. The matters voted on and the results of the vote were as follows:
          a) Larry L. Enterline, Frederick W. Eubank II, Robert Fotsch, Robert Z. Hensley, Victor E. Mandel, Courtney R. McCarthy and Elias J. Sabo were elected to continue to serve as the Company’s directors until the 2008 Annual Meeting of Stockholders and until their respective successors are elected. The results of the vote were as follows:

Name of Nominee	For	Withheld

Larry L. Enterline	17,547,426	87,443
Frederick W. Eubank II	17,492,443	142,426
Robert Fotsch	17,547,443	87,426
Robert Z. Hensley	17,547,443	87,426
Victor E. Mandel	17,547,443	87,426
Courtney R. McCarthy	17,492,348	142,521
Elias J. Sabo	17,492,443	142,426
          b) The ratification of the Company’s Amended and Restated 2004 Stock Incentive Plan was approved. The results of the vote were as follows:

For	Against	Abstain

15,395,843	892,124	2,797
          c) The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2007, was approved. The results of the vote were as follows:

For	Against	Abstain

17,597,616	34,909	2,344
[SIGNATURE PAGE TO FOLLOW]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.
Date: May 30, 2007	By:	/s/ Joseph C. Tusa, Jr.
	Name:	Joseph C. Tusa, Jr.
	Title:	Senior Vice President and Chief Financial Officer